Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information gives effect to the merger under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of Bancorp would actually have been if the merger had in fact occurred on the dates that we refer to below, nor do they purport to project the results of operations or financial position of Bancorp for any future period or as of any date.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair market values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined balance sheet as of September 30, 2007, was prepared by combining the consolidated balance sheet as of September 30, 2007 for Bancorp with the balance sheet as of September 30, 2007 for SVS. The unaudited pro forma condensed combined statements of operations for the periods presented were prepared by combining Bancorp’s consolidated statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 with SVS’s statements of operations for the same periods. These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger. The historical financial information regarding Bancorp for the year ended December 31, 2006 has been derived from the audited consolidated financial statements of Bancorp filed previously by Bancorp with the SEC as part of Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006. The historical financial information regarding Bancorp for the nine months ended September 30, 2007 has been derived from the unaudited consolidated financial statements of Bancorp filed previously with the SEC as part of its Quarterly Report on Form 10-Q for the period ended September 30, 2007. The historical financial information regarding SVS for the year ended December 31, 2006 has been derived from the audited financial statements of SVS included in this amendment to the Initial Report. The historical financial information regarding SVS for the nine months ended September 30, 2007 has been derived from unaudited financial statements of SVS set forth in this amendment to the Initial Report.

	The Bancorp, Inc.	SVS	Adjustments	Combined
	September 30, 2007	September 30, 2007
		(in thousands)
ASSETS
Cash and cash equivalents
Cash and due from banks	$20,869	$115,654	$(37,723)	$98,800
Interest bearing deposits	1,748			1,748
Federal funds sold	87,394	—	—	87,394

Total cash and cash equivalents	110,011	115,654	(37,723)	187,942
				—
Investment securities, available-for-sale	117,790	—		117,790
Loans and leases held for sale	—	—		—
Loans, net of deferred loan costs	1,262,333	—		1,262,333
Allowance for loan and lease losses	(9,527)	—	—	(9,527)

Loans, net	1,252,806	—		1,252,806
Premises and equipment, net	3,867	813	1,647	6,327
Accrued interest receivable	8,602	—		8,602
Goodwill	3,951	—	48,449	52,400
Customer list intangible	—	—	10,323	10,323
Other assets	11,160	646	—	11,806

Total assets	$1,508,187	$117,113	$22,696	$1,647,996

	The Bancorp, Inc.	SVS	Adjustments	Combined
	September 30, 2007	September 30, 2007
		(in thousands)
LIABILITIES
Deposits
Demand (non-interest bearing)	$95,186	$113,301	—	$208,487
Savings, money market and interest checking	610,672	—	—	610,672
Time deposits	377,792	—	—	377,792
Time deposits, $100,000 and over	22,274	—	—	22,274

Total deposits	1,105,924	113,301	—	1,219,225
Securities sold under agreements to repurchase	3,845	—	—	3,845
Other borrowings	230,000	—	—	230,000
Accrued interest payable	3,346	—	—	3,346
Subordinated debt	—	—	13,401	13,401
Other liabilities	2,488	995	—	3,483

Total liabilities	1,345,603	114,296	13,401	1,473,300

SHAREHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares of $0.01 par value; issued and outstanding, 112,591 shares at September 30, 2007	1	—		1
Common stock - authorized, 20,000,000 shares of $1.00 par				—
value; issued shares 13,823,237 September 30, 2007	13,823	—	723	14,546
Additional paid-in capital	127,288	—	11,389	138,677
Retained earnings (accumulated deficit)	22,141	2,817	(2,817)	22,141
Accumulated other comprehensive loss	(669)	—	—	(669)

Total shareholders’ equity	162,584	2,817	9,295	174,696
Total liabilities and shareholders’ equity	$1,508,187	$117,113	$22,696	$1,647,996

	The Bancorp, Inc.	SVS	Adjustments	Combined
	Nine months ended September 30, 2007, unaudited
	(in thousands)
Interest income
Loans, including fees	$71,529			$71,529
Investment securities	4,924			4,924
Federal funds sold	2,718			2,718
Interest bearing deposits	—	3,955		3,955

	79,171	3,955		83,126

Interest expense
Deposits	37,265			37,265
Securities sold under agreements to repurchase	40			40
Federal Home Loan Bank advances	2,747	—		2,747

	40,052	—		40,052

Net interest income	39,119	3,955		43,074
Provision for loan and lease losses	2,250	—		2,250

Net interest income after provision for loan and lease losses	36,869	3,955		40,824

	The Bancorp, Inc.	SVS	Adjustments	Combined
	Nine months ended September 30, 2007, unaudited
	(in thousands)
Non-interest income
Service fees on deposit accounts	693			693
Merchant credit card deposit fees	750	109		859
Stored value card income		5,415		5,415
Gain on sales of investment securities	(2)	2,218		2,216
Leasing income	1,885			1,885
ACH Processing Fees	244			244
Other	772	16		788

Total non-interest income	4,342	7,758		12,100

Non-interest expense
Salaries and employee benefits	10,648	5,326		15,974
Occupancy expense	2,160			2,160
Data processing expense	2,107			2,107
Advertising	521			521
Professional fees	1,579			1,579
Other	5,424	2,216	645	8,285

Total non-interest expense	22,439	7,542		30,626

Net income before income tax	18,772	4,171		22,298
Income tax	7,413	—	1,234	8,647

Net income	11,359	4,171		13,651

Less preferred stock dividends and accretion	(52)			(52)
Income allocated to Series A preferred shareholders	(92)	$—	(18)	(110)

Net income available to common shareholders	$11,215	$4,171		$13,489

Net income per share - basic	$0.81	$—		$0.93

Net income per share - diluted	$0.78	$—		$0.89

Weighted average shares - basic	13,787,093	—	722,733	14,509,826
Weighted average shares - diluted	14,374,789	—	722,733	15,097,522

	The Bancorp, Inc.	SVS	Adjustments	Combined
	For the twelve months ended December 31, 2006
Interest income
Loans, including fees	$71,270			71,270
Investment securities	6,542			6,542
Federal funds sold	3,085			3,085
Interest bearing deposits	71	$4,674		4,745

	80,968	4,674		85,642

Interest expense
Deposits	34,590			34,590
Securities sold under agreements to repurchase	62			62
Federal Home Loan Bank advances	2,043			2,043
Subordinated debt	—	—		—

	36,695	—		36,695

Net interest income	44,273	4,674		48,947

Provision for loan and lease losses	2,975	—		2,975

Net interest income after provision for loan and lease losses	41,298	4,674		45,972

	The Bancorp, Inc.	SVS	Adjustments	Combined
	For the twelve months ended December 31, 2006
Non-interest income
Service fees on deposit accounts	849			849
Merchant credit card deposit fees	1,080	43		1,123
Stored value card income		7,046		7,046
Gain on sales of investment securities	—	576		576
Leasing income	1,432			1,432
ACH processing fees	657			657
Other	1,020			1,020

Total non-interest income	5,038	7,665		12,703

Non-interest expense
Salaries and employee benefits	12,410	4,909		17,319
Occupancy expense	2,666			2,666
Data processing expense	2,429			2,429
Advertising	527			527
Professional fees	1,831			1,831
Other	5,642	2,124	860	8,626

Total non-interest expense	25,505	7,033	860	33,398

Net income before income tax	20,831	5,306	(860)	25,277
Income tax	8,331	—	1,556	9,887

Net income	12,500	5,306	(2,416)	15,390

Less preferred stock dividends and accretion	(75)	—		(75)
Less preferred stock conversion premium	—	—		—
Income allocated to Series A preferred shareholders	(110)	—	(25)	(135)

Net income available to common shareholders	$12,315	$5,306		$15,180

Net income per share - basic	$0.90	$—		$1.05

Net income per share - diluted	$0.86	$—		$1.01

Weighted average shares - basic	13,673,730	—	722,733	14,396,463
Weighted average shares - diluted	14,304,164	—	722,733	15,026,897

Note 1. Basis of Presentation

The unaudited pro forma combined balance sheet as of September 30, 2007 and the pro forma combined consolidated statements of income for the nine months ended September 30, 2007 and the year ended December 31, 2006, combine the historical financial statements of Bancorp with SVS after giving effect to the merger using the purchase method of accounting. Pro forma adjustments to the balance sheet are computed as if the transaction occurred at September 30, 2007. The merger is accounted for as a purchase. Under this method of accounting, assets and liabilities of SVS are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Bancorp.

Note 2. Purchase Price

The purchase price of $60.6 million was payable in $12.1 million of Bancorp stock and $48.5 million of cash. Based on an average stock price of $16.76 for the 29 days prior to the close of the transaction on November 30, 2007, 722,733 of Bancorp common shares were issued. On November 30, 2007, the Company issued $13 million in Trust Preferred Securities to finance the acquisition.

Note 3. Elimination of Stored Value Solutions equity which was not included in the transaction.

Note 4. Transaction Costs

Bancorp’s management anticipates, based upon preliminary plans and estimates, that approximately $1.9 million of costs related to professional fees and other restructuring charges will be incurred in connection with the merger and will be included as part of the allocation of the purchase price of SVS.

Note 5. Goodwill & Intangibles

The allocation of the purchase price to the fair value of the assets acquired and liabilities assumed resulted in the recording of goodwill approximating $48.4 million. The customer list intangible of $10.3 million will be amortized over the estimated period of benefit on a straight line basis. The effect of the amortization is included in the pro forma income statements.

Note 6. Income Taxes

The adjusted earnings are tax effected as SVS was not subject to federal tax.